Exhibit 99.1

Venus Concept Reports Preliminary Revenue Results for Second Quarter 2020

TORONTO, July 16, 2020 – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today reported preliminary revenue results for the three months ended June 30, 2020.

Management Commentary:

“While our second quarter revenue performance was significantly impacted by the COVID-19 global pandemic, we are pleased to see our business trends improve during the second quarter along with the gradual reopening of practices throughout the U.S and EMEA” said Domenic Serafino, Chief Executive Officer of Venus Concept. “New product launches, including the Venus Bliss, continue to be strong drivers of U.S. growth in 2020. We are also pleased that our integration efforts are beginning to pay off ; specifically, we had notable commercial success with the adoption of our ARTAS iX® by new customers in international markets.”

Mr. Serafino continued: “While the near-term outlook has been challenged by this global pandemic, we continue to believe the long-term opportunity remains extremely compelling for us as a leading player in both the global minimally invasive/non-invasive medical aesthetics market and the minimally invasive surgical hair restoration market. Importantly, our efforts to reduce the operating expense profile of the combined company are progressing well and we continue to expect our restructuring program, combined with previously announced synergies and cost reductions, to result in cost savings of approximately $38 million in 2020 and continuing into 2021. Finally, the recently announced common stock purchase agreement with Lincoln Park Capital Fund, LLC for up to $31 million is available to enhance our balance sheet and financial condition to support our future growth initiatives.”

Preliminary Second Quarter 2020 Revenue Summary:

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Preliminary total GAAP revenue for the three months ending June 30, 2020 is expected to be in the range of $16.4 million to $16.9 million, compared to total GAAP revenue of $27.8 million for the second quarter of 2019, representing a decrease of 41% to 39% year-over-year.

Second Quarter 2020 Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on August 13, 2020 to discuss the results of the quarter with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13706095. A live webcast of the call will also be provided on the investor relations section of the Company’s website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13706095. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 26 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, Venus Heal, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems includes NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about the expected synergies and cost savings from our merger with Venus Concept Ltd.; our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in our most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in our Form 10-Q for the quarter ended March 31, 2020, and in other documents we may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept

Mike Piccinino, CFA

VenusConceptIR@westwicke.com